Exhibit 3.11

ARTICLES OF INCORPORATION

FOR

PRODUCTION MODELING CORPORATION

WE, THE UNDERSIGNED, natural persons of the age of twenty-one (21) years or more, acting as Incorporators of a Corporation, for profit, adopt the following Articles of Incorporation for such Corporation:

ARTICLE 1

NAME

The name of this Corporation is Production Modeling Corporation.

ARTICLE 2

DURATION

The duration of this Corporation is “perpetual.”

ARTICLE 3

PURPOSES

The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which the Corporation may be organized under this act, including but not limited to:

(A) The purpose for which the Corporation is organized is to deal generally with computer simulation; to develop and license simulation software and provide simulation consulting and training upon such terms as shall be approved by the Board of Directors.

(B) Entering into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual, or other legal entity for the carrying on of any business.

(C) Do each and everything necessary, suitable or proper for the accomplishemnt of any of the purposes or the attainment of any one or more of the subject areas herein enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this Corporation, and to do said acts as fully and to the same extent as natural persons might or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or corporation.

(D) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the Corporation, or the enjoyment and exercise of these powers as conferred by the laws of the State of Utah. It is intended that the purposes and powers specified in each of the paragraphs of this Article 3 shall be regarded as independent purposes and powers.

ARTICLE 4

STOCK

The aggregate number of shares which this Corporation shall have authority to issue is 50,000 common shares and 100,000 preferred shares of par value stock at $1.00/share. Fully paid stock of this Corporation shall not be liable to any call and is non-assessable.

ARTICLE 5

CAPITALIZATION

This Corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

ARTICLE 6

INITIAL OFFICE AND AGENT

The address of this Corporation’s initial registered office, and the name of its original registered agent at such address is

/s/ Charles R. Harrell

Charles R. Harrell

1834 S. State, suite G

Orem, Utah 84058

ARTICLE 7

DIRECTORS

The number of Directors constituting the initial Board of Directors of this Corporation is three (3). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify are:

Charles R. Harrell

79 West 1435 South

Orem, Utah 84058

Yvonne H. Harrell

79 West 1435 South

Orem, Utah 84058

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Margo Hendrickson

710 E. 2nd S. Apt. 6H

Salt Lake City, Utah 84102

ARTICLE 8

INCORPORATORS

The names and addresses of the Incorporators are;

Charles R. Harrell

[***]

[***]

Yvonne H. Harrell

[***]

[***]

Margo Hendrickson

[***]

[***]

ARTICLE 9

COMMON DIRECTORS TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationships or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorized, approves, or ratifies such contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or the fact that such relationship or interest is disclosed or known to the shareholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written contract or transaction is fair and reasonable to the CORPORATION.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

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DATED this the 4th day of August, 1988.

/s/ Charles R. Harrell
Charles R. Harrell

/s/ Yvonne H. Harrell
Yvonne H. Harrell

/s/ Margo Hendrickson
Margo Hendrickson

STATE OF UTAH                     )

                                                     : SS

COUNTY OF SALT LAKE      )

I, Lora L Harward, a Notary Public, hereby certify that on the 4th day of August, 1988, Charles R. Harrell, Yvonne H. Harrell and Margo Hendrickson appeared before me, who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as an Incorporator and that the statements contained herein are true.

/s/ Lora L. Harward

NOTARY PUBLIC

Residing in: SLC, UT         Commission Expires: 1-1-92

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CORPORATE ACTION BY UNANIMOUS CONSENT

OF THE

BOARD OF DIRECTORS AND THE STOCKHOLDERS

OF

PRODUCTION MODELING CORPORATION

Pursuant to waiver of notice (copies of which are attached as Exhibit A), a special meeting of the Board of Directors and the Stockholders of the above corporation was held on October 12, 1991, at 3:00 P.M. at the Corporations Place of Business.

Quorum. A quorum was declared present, based on the presence of the following Directors/Stockholders representing 100% of the shares of stock:

Charles Harrell, Chairman/President, 60% shareholder

Scott Baird, Vice President, 20% shareholder

William Nordgren, Vice President, 20% shareholder

Others present:

Lucien F. Keller, Jr.

The President presented and read a Waiver of Notice of the meeting, signed by all of the Directors, and the President ordered that the Waiver be filed with the minutes of the Corporation.

The following corporate actions were taken by appropriate motions duly made, seconded, and adopted by the unanimous vote of both the directors and the shares entitled to vote.

1. Election of Chairperson and Secretary. Charles Harrell was appointed as Chairman of the meeting, and Lucien F. Keller was appointed as acting Secretary to prepare a record of the proceedings.

2. Corporate Name Change. To eliminate long standing conflict concerning the simultaneous use of the similar name “Production Modeling Corporation” by another company, the Chairman proposed that the name of the Corporation be changed from Production Modeling Corporation of Utah to PROMODEL Corporation.

RESOLVED, the Corporate name shall be changed from Production Modeling Corporation of Utah to PROMODEL Corporation.

3. Appointment to the Board. To add further experience and capability to the Board of Directors, the Chairman nominated additional members to the Board of Directors.

RESOLVED, Lucien F. Keller, American Fork, Utah and Kerim Tumay, Salt Lake City, Utah shall be appointed as members to the Board of Directors of PROMODEL Corporation.

4. Election of Officers. The following Officers were elected:

Name:          Charles Harrell

Office:         Chairman

Address:      [***]

Name:          Lucien F. Keller, Jr.

Office:         Vice President of Administration Corporate Secretary

Address:      [***]

5. Adoption of Plan of Organization. The attached Organizational Plan (Exhibit B) was adopted by a unanimous vote of both the Directors and the shares entitled to vote.

6. Adoption of Employee Handbook. The attached handbook (Exhibit C) identifying employee benefits, insurance programs, etc., was submitted by the Secretary, for adoption as the Corporate Employee Handbook and general outline of all employee benefits. The Handbook was adopted by a unanimous vote of both the Directors and the shares entitled to vote pursuant to review of the contents by competent legal authority. The Chairman ordered that copies of not only the Handbook but all Summary Plan Descriptions (SPDs) be entered in the Corporate Minutes Book.

7. Establish Banking Relationship. The officers are authorized to open accounts with Central Bank. The form of resolution as provided by the bank was adopted and is attached. The attached bank form resolution states the persons who are authorized to sign checks and drafts (Exhibit D).

8. Adoption of Corporate Resolution to Borrow or Guarantee. The Corporation was authorized to Borrow or Guarantee up to a maximum of $50,000 from the Central Bank. The form of resolution by the above lender was adopted and a copy is attached as Exhibit E. The attached bank form resolution states the persons who are authorized to request loan advances.

9. Adoption of Amended Bylaws. Section 5.3 of the Bylaws as it pertains to the Signing of Checks, Drafts and Evidence of Indebtedness are amended by resolution as follows:

RESOLVED, that no Officer, member or employee of the Corporation shall sign or authorize by signature any such financial instrument if that instrument is for payment to the individual or any element of the individual’s financial sphere of influence (i.e. the individual, the individual’s savings/checking account, investment account, family member, relative, or activity/individual/company serving the individual’s interests). In such cases, the financial instrument must be signed by another duly authorized member of the Corporation.

10. Establishing Safe Deposit Box. The attached Corporate resolution (Exhibit F) authorizing the lease/rent of a safety deposit box was adopted by unanimous vote of both the Board of Directors and the shares entitled to vote. The form of resolution as provided by the Key Bank was adopted and is attached.

There being no further business, the meeting was duly adjourned.

/s/ Charles Harrell
Charles Harrell, Chairman

/s/ Lucien F. Keller
Lucien F. Keller, Secretary

The foregoing minutes have been read and are approved by the undersigned, being all of the Directors of the above named Corporation

/s/ Charles Harrell	/s/ Scott Baird
Charles Harrell	Scott Baird

/s/ William Nordgren	/s/ Lucien F. Keller
William Nordgren	Lucien F. Keller

/s/ Kerim Tumay
Kerim Tumay

EXHIBIT A

WAIVER OF

NOTICE OF A MEETING OF THE

BOARD OF DIRECTORS AND THE STOCKHOLDERS

OF

PRODUCTION MODELING CORPORATION OF UTAH

The undersigned Directors or Stockholders of the above named Corporation hereby waive notice of the regular special meeting of the Board of Directors and the Stockholders to be held on October 12th, 1991 at 3:00 P.M. at the Corporation’s place of Business.

/s/ Charles Harrell
Charles Harrell

/s/ Scott Baird
Scott Baird

/s/ William Nordgren
William Nordgren

ARTICLES OF RESTATEMENT

OF THE

ARTICLES OF INCORPORATION

OF

PROMODEL CORPORATION

(f/k/a PRODUCTION MODELING CORPORATION)

June 17, 1994

In accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act, PROMODEL Corporation, a Utah corporation (the “Company”), hereby declares and certifies as follows:

1. The name of the Company is PROMODEL Corporation.

2. The text of the Amended and Restated Articles of Incorporation adopted by the shareholders of the Company is attached hereto as Exhibit A and is incorporated herein by this reference.

3. The amendments to the Articles of Incorporation contained in the Amended and Restated Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares of the Corporation.

4. The Amended and Restated Articles of Incorporation were approved on June 15, 1994 by the unanimous written consent of the shareholders of the Corporation in accordance with the requirements of the Utah Revised Business Corporation Act and the Bylaws of the Corporation.

5. There were, as of June 15, 1994, Fifty Thousand (50,000) shares of the Preferred Stock of the Corporation issued and outstanding and Thirty Thousand (30,000) shares of the Common Stock of the Corporation issued and outstanding. Pursuant to the unanimous written consent of the shareholders of the Corporation approving the Amended and Restated Articles of Incorporation, Fifty Thousand (50,000) shares of the Preferred Stock of the Corporation and Thirty Thousand (30,000) shares of the Common Stock of the Corporation were indisputably represented. Fifty Thousand (50,000) shares of the Preferred Stock of the Corporation and Thirty Thousand (30,000) shares of the Common Stock of the Corporation voted to approve the amendments set forth in the Amended and Restated Articles of Incorporation of the Corporation set forth in Exhibit A. No shares voted against such amendment. The number of votes cast for the amendment by each voting group entitled to vote seperately on the amendment was suffiecient for approval by each voting group.

IN WITNESS WHEREOF, these Articles of Restatement have been executed by the Company as of the date first written above.

PROMODEL Corporation, a Utah corporation (formerly known as Production Modeling Corporation)

By	/s/ Scott Baird
Scott Baird
President

Attest:

/s/ Kerim Tumay
Kerim Tumay
Secretary

EXHIBIT “A”

RESTATED ARTICLES OF INCORPORATION

OF

PROMODEL CORPORATION

(f/k/a Production Modeling Corporation)

Pursuant to the provisions of Sections 16-10a-1003, 16-10a-1006 and 16-10a-1007 of the Utah Revised Business Corporation Act, the undersigned corporation, by and through its authorized officers and with the unanimous written consents of its Board of Directors and shareholders, hereby amends its Articles of Incorporation, and adopts the following Restated Articles of Incorporation of such corporation:

ARTICLE I

NAME

The name of this corporation (the “Corporation”) is

PROMODEL Corporation

ARTICLE II

PURPOSES AND POWERS

The Corporation is organized to engage in the business of manufacturing and distributing computer products, software and/or services and to engage in any and all lawful acts, activities, and/or pursuits for which a corporation may presently or hereafter be organized under the Utah Revised Business Corporation Act.

The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Revised Business Corporation Act, as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE III

AUTHORIZED SHARES

The Corporation shall have authority to issue Eleven Million (11,000,000) shares of its capital stock. The capital stock of the Corporation shall consist of two (2) classes of shares designated “Common Stock” and “Preferred Stock.” The Corporation is authorized to issue a total of Ten Million (10,00,000) shares of Common Stock. The Corporation is authorized to issue a total of One Million (1,000,000) shares of Preferred Stock. All shares of the capital stock of the Corporation shall be fully paid and nonassessable.

A. The preferences, limitations and relative rights of the Common Stock are as follows:

(1) Par Value. The Common Stock shall have no par value.

(2) Voting Rights. The holders of Common Stock (“Common Stockholders”) shall be entitled to one (1) vote on each matter to be voted upon by the holders of the capital stock of the Corporation; provided, however, Common Stockholders shall vote together with the holders of Preferred Stock for the election of directors.

(3) Net Assets. Upon dissolution, each outstanding share of Common Stock shall entitle the holder thereof to receive in distribution from the Corporation that percentage of the net assets of the Corporation that such share of Common Stock bears to the total number of the outstanding shares of Common Stock and Preferred Stock.

(4) Distributions. As authorized by the Board of Directors of the Corporation in accordance with Section 16-10a-640 of the Utah Revised Business Corporation Act and subject to any superior rights conferred upon the Preferred Stock, distributions may be made to the Common Stockholders out of assets legally available therefor.

(5) Residual Rights. Unless otherwise expressly excluded, any and all rights granted by law, these Articles of Incorporation or the Bylaws of the Corporation with respect to the capital stock of the Corporation are vested in the Common Stock.

B. The preferences, limitations and relative rights of the Preferred Stock are as follows:

(1) Par Value. The Preferred Stock shall have no par value.

(2) Voting Rights. The holders of Preferred Stock (the “Preferred Stockholders”) shall be entitled to one (1) vote on each matter to be voted upon by the holders of the capital stock of the Corporation; provided, however, Preferred Stockholders shall vote together with Common Stockholders for the election of directors.

(3) Net Assets. Upon dissolution, each outstanding share of Preferred Stock shall entitle the holder thereof to receive in distribution from the Corporation that percentage of the net assets of the Corporation that such share of Preferred Stock bears to the total number of the outstanding shares of Common Stock and Preferred Stock.

(4) Distributions. As authorized by the Board of Directors of the Corporation in accordance with Section 16-10a-640 of the Utah Revised Business Corporation Act, distributions may be made to the Preferred Stockholders out of assets legally available therefor.

(5) Conversion Rights. Each share of Preferred Stock shall be convertible into share(s) of Common Stock, in accordance with the rights and obligations specified below:

(a) Option to Convert. At any time after the date of issuance of Preferred Stock, the Preferred Stockholders, at their option, may exercise the Conversion Rights.

(b) Conversion Ratio. Each outstanding share of Preferred Stock may be converted into one (1) share of fully paid and non-assessable share of Common Stock (the “Conversion Ratio”), subject to adjustment as provided below.

(c) Procedures for Conversion. The conversion of shares of Preferred Stock shall be subject to the following:

(i) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.

(ii) Before any Preferred Stockholder shall be entitled to convert shares of Preferred Stock into full shares of Common Stock, such Preferred Stockholder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Preferred Stockholder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, and if less than all of the shares of Preferred Stock represented by such certificate are converted into Common Stock, a certificate representing the shares of Preferred Stock not converted into Common Stock. In the event of any conversion at the election of a Preferred Stockholder, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock, upon the earlier of the following:

(i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock for the account of the Corporation at an aggregate gross offering price of at least Five Million Dollars ($5,000,000), before deduction of underwriting discounts and commissions; or

(ii) the vote to require conversion by the holders of at least two-thirds of the total number of the then outstanding shares of Preferred Stock.

(e) Adjustment of Conversion Ratio. The Conversion Ratio shall be subject to adjustment in the event the Corporation at any time or from time to time shall effect a stock split or pay any stock dividend on Common Stock (and with respect to which no substantially identical stock split or stock dividend is made to the holders of Preferred Stock), then and in any such event, the Conversion Ratio shall be automatically adjusted such that holders of Preferred Stock shall receive upon conversion such number of additional shares of Common Stock as if the Preferred Stock had been Common Stock at the time of the stock split or stock dividend.

(f) Reservation of Common Stock. Upon issuance by the Corporation of any shares of Preferred Stock which are convertible into shares of Common Stock, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all the then outstanding shares of Preferred Stock.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 1875 South State Street, Suite 3400, Orem, Utah 84058, and the name of its initial registered agent at such address is Charles R. Harrell.

ARTICLE V

LIMITATION ON LIABILITY

Within the meaning of and in accordance with Section 16-10a-841 of the Utah Revised Business Corporation Act:

(1) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this Article V.

(2) The limitation of liability contemplated in this Article V shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act, or (d) an intentional violation of criminal law.

(3) Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(4) Without limitation, this Article V shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, any provision of any act that may replace or supplement the Utah Revised Business Corporation Act, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

ARTICLE VI

INCORPORATORS

The name and address of the incorporators are as follows:

NAME	ADDRESS

Charles R. Harrell	[***]

Yvonne H. Harrell	[***]

Margo Hendrickson	[***]

IN WITNESS WHEREOF, the undersigned, acting as duly authorized officers of and for the Corporation, hereby execute these Restated Articles of Incorporation and certify to the truth of the facts herein stated, this          day of June, 1994.

PROMODEL Corporation f/k/a Production Modeling Corporation, a Utah corporation

/s/ Scott P. Baird
Scott P. Baird, President

Attest:

/s/ Kerim Tumay
Kerim Tumay, Secretary

ACKNOWLEDGEMENT OF REGISTERED AGENT

The undersigned, Charles R. Harrell, hereby acknowledges that he has been named as registered agent of PROMODEL Corporation f/k/a Production Modeling Corporation, a Utah corporation, pursuant to the Restated Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said Corporation.

/s/ Charles R. Harrell
Charles R. Harrell

MAILING ADDRESS

If, upon completion of filing of the above Restated Articles of Incorporation, the Division elects to send a copy of the same by mail, the address to which the copy should be mailed is:

Attn: Kerim Tumay, Secretary

PROMODEL Corporation

1875 South State Street, Suite 3400

Orem, Utah 84058

ARTICLES OF MERGER

OF

QUESTONE ACQUISITION CORP.,

a Pennsylvania corporation

INTO

PROMODEL CORPORATION,

a Utah corporation

April 14, 2000

In accordance with Sections 16-10a-1105 and 16-10a-1107 of the Utah Revised Business Corporation Act (the “URBCA”), PROMODEL Corporation, a Utah corporation (“PROMODEL”), as the surviving corporation in a merger described herein, hereby declares and certifies as follows:

ARTICLE ONE

Plan of Merger

The Agreement and Plan of Merger, dated as of December 29, 1999 (the “Plan of Merger”), by and among QuestOne Decision Sciences Corporation, a Pennsylvania corporation (“QuestOne”), QuestOne Acquisition Corp., a Pennsylvania corporation (“Merger Sub”), PROMODEL, and the shareholders of PROMODEL, is attached hereto as Exhibit “A” and is incorporated herein by reference.

ARTICLE TWO

Shareholder Approval

The shareholders of each of PROMODEL and Merger Sub were required to approve the Plan of Merger. No shareholders were entitled to vote separately in voting groups. The designation, number of outstanding shares, number of votes entitled to be cast, and the total number of votes cast for and against the Plan of Merger were as follows:

Corporation and Designation	Outstanding Shares	Votes Entitled To Be Cast	For	Against
PROMODEL Common Stock	2,113,263	2,113,263	2,113,263	0
Merger Sub Common Stock	100	100	100	0

The number of votes cast for the Plan of Merger was sufficient for approval.

ARTICLE THREE

Effective Date

Pursuant to Section 16-10a-1105(2), these Articles of Merger shall be effective on the date they are filed with the Division of Corporations and Commercial Code of the State of Utah.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, PROMODEL Corporation hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this 14th day of April, 2000.

PROMODEL Corporation

By:	/s/ Peter Kalish
Peter Kalish, President

MAILING ADDRESS

If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to PROMODEL by mail, the address to which the copy should be mailed is:

PROMODEL Corporation

1875 South State

Suite 3400

Orem, UT 84097

Attention: Peter Kalish, President & CEO

S-1

EXHIBIT A

PLAN OF MERGER

(Abbreviated)

A. Merger of QuestOne Merger Sub into PROMODEL.

1. Agreement and Plan of Merger. Subject to the terms of an Agreement and Plan of Merger dated as of December 29, 1999, (the “Merger Agreement”), among QuestOne Decision Sciences Corporation, a Pennsylvania corporation (“QuestOne”), QuestOne Acquisition Corp., a Pennsylvania corporation (“Merger Sub”), PROMODEL Corporation, a Utah corporation (“PROMODEL”), and the shareholders of PROMODEL (“Shareholders”), Merger Sub shall be merged with and into PROMODEL (the “Merger”).

2. Effective Time of the Merger. The Merger shall become effective on the later of the date that the Articles of Merger are duly filed with (i) the Division of Corporations and Commercial Code of the State of Utah, or (ii) the Articles of Merger are filed with the Secretary of State of Pennsylvania (the “Effective Date”).

3. Surviving Corporation. At the Effective Date, Merger Sub shall be merged with and into PROMODEL and the separate corporate existence of Merger Sub shall thereupon cease. PROMODEL shall be the surviving corporation in the Merger and shall continue its existence under the provisions of the Act.

B. Effect of the Merger; Additional Actions.

1. Effects. The Merger shall have the effects set forth in the Act.

2. Taking of Necessary Action; Further Action. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of the Merger Agreement and to vest PROMODEL as the surviving corporation, with full right, title and possession to all assets, property, rights, privileges and powers of Merger Sub, the officers and directors of Merger Sub and PROMODEL are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary actions.

3. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of PROMODEL shall be the Articles of Incorporation of the surviving corporation.

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4. Bylaws of Surviving Corporation. The Bylaws of Merger Sub as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation on and after the Effective Date and thereafter may be amended in accordance with the terms thereof, the Articles of Incorporation of the surviving corporation, and applicable law.

C. Conversion of Shares. At the Effective date, each share of common stock, no par value, of PROMODEL by reason of the Merger provided for hereunder and without any action on the part of the holder thereof, shall be converted into the right to receive .3257564 shares of common stock, no par value per share, of QuestOne (the “QuestOne Stock”). All such shares of PROMODEL common stock by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each shareholder of PROMODEL shall thereafter cease to have any rights with respect to such shares of PROMODEL common stock, except the right to receive the QuestOne Stock.

No fractional shares of QuestOne Stock shall be issued as a result of the Merger. The number of shares each shareholder is entitled to receive shall be rounded to the nearest whole number.

As of the Effective Date, each share of common stock of Merger Sub, by reason of the Merger provided for hereunder, and without any action on the part of QuestOne, the holder thereof, shall be converted into the right to receive one share of common stock of QuestOne; immediately thereafter, such right shall be canceled. All such shares of Merger Sub common stock, by virtue of the Merger, and without any action on the part of the holder thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and QuestOne shall cease to have any rights with respect to such shares of Merger Sub common stock.

This form cannot be hand written.

State of Utah DEPARTMENT OF COMMERCE Division of Corporation & Commercial Code Articles of Amendment to Article of Incorporation (Profit)

Entity Number: 1007248-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: ProModel Corporation

2. The date the following amendment(s) was adopted: December 22, 2020

3. If changing the corporation name, the new name of the corporation is:

ProModel Government Solutions, Inc.

4. The text of each amendment adopted (include attachment if additional space needed):

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors – Shareholder action not required.

☑ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing)                         (MM-DD-YYYY not to exceed 90 days)

Under penalties of perjury. I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	/s/ Andre Hentz
Title:	Andre Hentz, Chief Administrative Officer
Date:	12/22/2020

Under GRAMA {63G-2-20l}, all registration information maintained by the Division is classified as public record. For confidentiality purposes. you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information:www.corporations.utah.gov/contactus.html   Division’s Website:www.corporations.utah.gov